PURCHASE AGREEMENT

This purchase agreement (the "Agreement") made as of the 6 day of November 2003.

BETWEEN:

Mongol Gazar LLC, at Bayangol District-S, 20 Khoroo, Ulaanbaatar-21, Facsimile: 976-11-681 226;

("Mongol Gazar")

AND:

Entrée LLC, c/o Entrée Gold, 1400 - 570 Granville Street, Vancouver, British Columbia, V6C 3P1, Facsimile: 604-687-4212;

("Entrée LLC")

WHEREAS Mongol Gazar wishes to sell and Entrée LLC wishes to purchase a I 00% interest in and to the property more particularly described in Schedule "A" hereto (the "Kharmatgai Property"), on the terms and conditions hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of (1) Entrée LLC agreeing to the deferment of Mongol Gazar Co., Ltd.'s obligations under a purchase agreement dated September 13, 2003 with respect to the Kharmatgai Property; (2) Entrée LLC agreeing to enter into an amendment agreement to such purchase agreement; and (3) the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Agreement to Sell and Buy

1.1 Mongol Gazar agrees to sell to Entrée LLC and Entrée LLC agrees to purchase from Mongol Gazar a 100% interest in and to the Kharmatgai Property, free and clear of all liens, charges, encumbrances and royalties, subject to the terms and conditions of this Agreement.

2. Purchase Price

2.1 The purchase price for the Kharmatgai Property is US$l (the "Purchase Price"). On the Payment Date (as such term is defined below), the Purchase Price will be paid by Entrée LLC to Mongol Gazar or to its written direction, in cash or by way of bank transfer.

3. Payment Date

3.1 The parties acknowledge that as of the date of this Agreement, Mongol Gazar has executed and delivered to Zata, Attorneys-at-Law,, of Ulaanbaatar, Mongolia ("Zata"), counsel for Entrée LLC, the transfer documents necessary for the purposes of effecting the registration of transfer of the Kharmatgai Property into Entrée LLC's name. The parties further acknowledge that the transfer can not proceed at this time as exploration licence number 3045X (the

"Licence") is currently subject to a court order in favour of a creditor of Mongol Gazar, and is being held by the Cadastre Office in connection with such court order.

3.2 The "Payment Date" will be the date that Zata provides written confirmation to Entrée LLC that the Licence has been registered in the name of Entrée LLC, has been verified by the Cadastre, Office and, in the opinion of Zata, is a valid and subsisting licence free of all liens, charges and encumbrances.

3.3 Mongol Gazar will promptly take all such steps as are reasonably practicable to free the Licence from all liens, charges and encumbrances. Mongol Gazar will take all steps and actions and execute and deliver to Zata all documentation as Zata may determine to be necessary for the purpose of freeing the Licence from all liens, charges and encumbrances and effecting the registration of transfer of the Kharmatgai Property into Entrée LLC's name.

4. Representations and Warranties

4.1 Mongol Gazar represents and Warrants to Entrée LLC that:

(a) except as disclosed above, Mongol Gazar owns and possesses and has good and marketable title to the Kharmatgai Property free and clear of all mortgages, liens, -charges, pledges, security interests, encumbrances or other claims whatsoever and Mongol Gazar has not entered into and there are not any agreements or options to grant or convey any interest in the Kharmatgai Property or to pay any royalties with respect to the Kharmatgai Property;

(b) the mining concessions comprised in the Kharmatgai Property have been duly and validly staked, located and recorded pursuant to all applicable laws and are in good standing and the information in Schedule "A" is accurate and no person has protested and there is no basis for protesting the recording of any such claims pursuant to any laws;

(c) all activities on or in relation to the Kharmatgai Property up to the, date hereof have been in compliance with all applicable laws, regulations and permits including those for the protection of the environment and no conditions exist which could give rise to the making of a remediation order or similar order in respect of the Kharmatgai Property or which could subject Entrée LLC to liability-,

(d) it is a duly incorporated and validly existing entity with full power and authority to grant Entrée LLC the rights provided in this Agreement and this Agreement constitutes a legal, valid and binding obligation of Mongol Gazar;

(e) the execution and delivery of this Agreement will not conflict with or be in contravention of any laws or order of any government, government department or other competent authority or conflict with rights of third parties or result in a breach or default under any agreement or other instrument of obligation to which Mongol Gazar is a party or by which it or the Kharmatgai Property may be bound;

(f) there are not any material suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting Mongol Gazar or that relates to or has a material adverse effect on the Kharmatgai Property;

(g) all taxes, rates or other levies of every nature and kind heretofore levied against the Kharmatgai Property have been fully paid and satisfied; and

(h) Mongol Gazar is not aware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to Entrée LLC in order to prevent the representations in this section from being materially misleading.

4.2 The representations and warranties contained in this section are provided for the exclusive benefit of Entrée LLC and a breach of any one or more of them may be waived by Entrée LLC in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

5. Assignment

5.1 Entrée LLC has the night to sell, assign, transfer, convey or otherwise dispose of or deal with or agree to sell, assign, transfer, convey or otherwise dispose of or deal with its rights and interests in or with respect to the Kharmatgai Property or under or by virtue of this Agreement in whole or in part.

6. Miscellaneous

6.1 All notices, payments and other required communication ("Notices") will be in writing and will be addressed to the parties at the addresses set out on page 1 of this Agreement. All Notices will be given (a) by personal delivery to the addressee; (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested; or (c) by registered or certified mail or commercial carrier return receipt requested. All Notices will be effective and will be deemed delivered (a) if by personal delivery on the date of delivery (if delivered during normal business hours); (b) if by electronic communication on the next business day following receipt of the electronic communication; and (c) if solely by mail or commercial carrier on the next business day after actual receipt. A party may change its address by Notice to the other party.

6.2 It is a condition of this Agreement that the Agreement is accepted for filing by TSX Venture Exchange.

6.3 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

6.4 All disputes arising out of or in connection with this Agreement will be referred to and finally resolved by arbitration under New York rules and procedures of arbitration. The place of arbitration will be Vancouver, British Columbia, Canada. The arbitration will be conducted in English. The arbitration will be confidential.

6.5 This Agreement may only be amended or supplemented in writing signed by the parties.

6.6 If any term, provision, covenant or condition of this Agreement should be held to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement not held to be invalid, void or unenforceable will continue in full force and effect and in no way be affected, impaired or invalidated thereby.

6.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

6.8 Mongol Gazar acknowledges that Entrée LLC and its assigns will not 'assume or otherwise become liable for any income, excise, sales or other tax of any sort relating to any payments made under this Agreement. Any payments made by Entrée LLC will be made without holding on account any taxes. Mongol Gazar is solely responsible for all of its own liabilities in this respect. All amounts payable under this Agreement by Entrée LLC are inclusive of value added tax and any tax imposed in substitution of that tax.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement as of the date first above written.

MONGOL GAZAR
By: /s/ signed
By: /s/ signed

ENTRÉE GOLD LLC
By: /s/ signed
By:

SCHEUDULE "A"

DESCRIPTION OF KARMATGAI PROPERTY

Exploration Licence
Licence No.	Owner	Date of Issue	Area (hectares)	Coordinates	Almag	Soum	Name
3045X	Mongol Gazar LLC	3/09/01	6924	106 17 00 44 03 00 106 17 00 44 07 00 106 24 00 44 07 00 106 24 00 44 03 00	Umnugobi	Manlai and Tsogttsetsii	Ikh Olziit Uul